Exhibit 99.1

The Hercules Tire & Rubber Company

and Subsidiaries

Consolidated Financial Report

with Additional Information

October 31, 2013

The Hercules Tire & Rubber Company and Subsidiaries

Contents

Report Letter	1

Consolidated Financial Statements

Balance Sheet	3

Statement of Operations and Comprehensive Income	4

Statement of Stockholders’ Equity	5

Statement of Cash Flows	6

Notes to Consolidated Financial Statements	7-25

Additional Information	26

Report Letter	27

Consolidated Schedule of EBITDA	28

Independent Auditor’s Report

To the Board of Directors

The Hercules Tire & Rubber

Company and Subsidiaries

We have audited the accompanying consolidated financial statements of The Hercules Tire & Rubber Company and Subsidiaries (the “Company”), which comprise the consolidated balance sheet as of October 31, 2013 and 2012 and the related consolidated statements of operations and comprehensive income, stockholders’ equity, and cash flows for the years then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audits. We conducted our audits in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of The Hercules Tire & Rubber Company and Subsidiaries as of October 31, 2013 and 2012 and the results of their operations and their cash flows for the years then ended, in accordance with accounting principles generally accepted in the United States of America.

/s/ Plante & Moran, PLLC

December 19, 2013

The Hercules Tire & Rubber Company and Subsidiaries

Consolidated Balance Sheet

	October 31, 2013	October 31, 2012

Assets

Current Assets
Cash	$5,831,219	$7,813,040
Accounts receivable - Net (Note 1)	95,475,412	90,929,981
Inventory - Finished goods (Note 1)	135,268,064	134,767,138
Prepaid expenses and other current assets:
Prepaid expenses and deposits	4,193,836	2,681,764
Refundable taxes	258,001	1,166,050
Deferred tax assets (Note 7)	4,054,000	3,867,000

Total current assets	245,080,532	241,224,973
Property and Equipment - Net (Note 2)	24,969,328	25,178,057
Goodwill (Note 15)	703,529	650,701
Intangible Assets - Net (Note 3)	6,324,008	6,799,004

Other Assets - Other noncurrent assets	3,791,691	4,816,677

Total assets	$280,869,088	$278,669,412

Liabilities and Stockholders’ Equity

Current Liabilities
Trade accounts payable	$96,582,099	$94,606,284
Accounts payable settlement arrangements (Note 4)	5,657,190	8,372,049
Bank line of credit (Note 5)	97,379,524	93,800,000
Current portion of long-term debt (Note 6)	4,570,000	4,738,284
Accrued and other current liabilities:
Taxes payable	89,000	2,482,000
Accrued compensation	2,438,449	2,549,105
Other accrued liabilities	13,931,772	12,117,846

Total current liabilities	220,648,034	218,665,568
Long-term Debt - Net of current portion (Note 6)	8,615,000	13,185,000

Other Long-term Liabilities - Deferred tax liabilities (Note 7)	4,761,000	6,239,000

Stockholders’ Equity	46,845,054	40,579,844

Total liabilities and stockholders’ equity	$280,869,088	$278,669,412

See Notes to Consolidated Financial Statements.

The Hercules Tire & Rubber Company and Subsidiaries

Consolidated Statement of Operations and Comprehensive Income

	Year Ended
	October 31, 2013	October 31, 2012

Net Sales	$602,921,274	$593,833,304

Cost of Sales	496,067,862	490,181,208

Gross Profit	106,853,412	103,652,096

Operating Expenses
General and administrative expenses	44,074,099	41,714,850
Selling and marketing	19,144,367	18,575,837
Delivery expense	19,857,509	19,836,367
Depreciation and amortization	6,635,544	6,300,784

Total operating expenses	89,711,519	86,427,838

Operating Income	17,141,893	17,224,258

Nonoperating Income (Expenses)
Interest income	303,810	172,579
Loss on disposal of fixed assets	(204,421)	(57,927)
Foreign exchange loss	(2,075,289)	(377,180)
Other income (expense)	327,197	(130,975)
Interest expense	(6,699,610)	(6,596,842)

Total nonoperating expenses	(8,348,313)	(6,990,345)

Income - Before income taxes	8,793,580	10,233,913

Income Tax Expense (Note 7)	(3,209,000)	(4,031,000)

Net Income	5,584,580	6,202,913

Other Comprehensive Income - Net of tax
Foreign currency translation adjustment	361,295	13,809
Cash flow hedge	169,125	171,372

Total other comprehensive income	530,420	185,181

Comprehensive Income	$6,115,000	$6,388,094

See Notes to Consolidated Financial Statements.

The Hercules Tire & Rubber Company and Subsidiaries

Consolidated Statement of Stockholders’ Equity

	Common Stock	Accumulated Deficit	Accumulated Other Comprehensive Loss	Total

Balance - October 31, 2011	$57,136,697	$(22,004,406)	$(1,095,856)	$34,036,435

Net income	—	6,202,913	—	6,202,913

Other comprehensive income	—	—	185,181	185,181

Stock options (Note 9)	155,315	—	—	155,315

Balance - October 31, 2012	57,292,012	(15,801,493)	(910,675)	40,579,844

Net income	—	5,584,580	—	5,584,580

Other comprehensive income	—	—	530,420	530,420

Stock options (Note 9)	150,210	—	—	150,210

Balance - October 31, 2013	$57,442,222	$(10,216,913)	$(380,255)	$46,845,054

See Notes to Consolidated Financial Statements.

The Hercules Tire & Rubber Company and Subsidiaries

Consolidated Statement of Cash Flows

	Year Ended
	October 31, 2013	October 31, 2012

Cash Flows from Operating Activities
Net income	$5,584,580	$6,202,913
Adjustments to reconcile net income to net cash from operating activities:
Depreciation and amortization	6,635,544	6,300,784
Loss on disposal of property and equipment	204,421	57,927
Stock-based compensation expense	2,050,204	1,455,315
Deferred income tax (recovery) expense	(1,665,000)	623,000
Changes in operating assets and liabilities which (used) provided cash, net of effects of business acquisition:
Accounts receivable	(4,390,428)	(11,917,439)
Inventory	(1,630,884)	(11,500,911)
Prepaid expenses and other assets	(616,137)	(634,356)
Accounts payable	3,719,227	(74,659)
Accrued and other liabilities	(1,733,697)	2,100,206

Net cash provided by (used in) operating activities	8,157,830	(7,387,220)

Cash Flows from Investing Activities
Purchase of property and equipment	(5,467,604)	(6,426,089)
Proceeds from disposition of property and equipment	57,263	46,992
Cash paid for business acquisition	—	(3,468,257)

Net cash used in investing activities	(5,410,341)	(9,847,354)

Cash Flows from Financing Activities
Net borrowings from (payments on) accounts payable settlement arrangements	(2,714,859)	2,437,491
Net borrowings from line of credit agreement	3,936,135	18,965,432
Payments on debt	(4,738,284)	(3,813,378)

Net cash (used in) provided by financing activities	(3,517,008)	17,589,545

Effect of Exchange Rate Changes on Cash	(1,212,302)	(20,017)

Net (Decrease) Increase in Cash	(1,981,821)	334,954

Cash - Beginning of year	7,813,040	7,478,086

Cash - End of year	$5,831,219	$7,813,040

Supplemental Cash Flow Information - Cash paid for
Interest	$6,696,381	$6,652,097
Taxes	5,783,393	4,319,082

See Notes to Consolidated Financial Statements.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 1 - Nature of Business and Significant Accounting Policies

The Hercules Tire & Rubber Company and Subsidiaries (the “Company”) is a leading marketer of replacement tires in the U.S., Canada, and globally. The Company offers an extensive selection of passenger, ultra-high performance, light truck, medium truck, trailer, off-the-road, industrial, and specialty tires manufactured by its worldwide supplier network. In addition to its Hercules flag brand, the Company also markets the controlled brands of Ironman and Avalanche. The Company is also a major distributor of many select manufacturer brands throughout the Company’s global distribution network.

The Company is headquartered in Findlay, Ohio and operates 21 regional wholesale distribution operations throughout North America. Current locations reside in Arizona, California, Colorado, Ohio, Texas, Illinois, Florida, Oregon, Washington, Ontario (Canada), British Columbia (Canada), Montreal (Canada), and New Brunswick (Canada) using the names TDW (Tire Dealers Warehouse) or Hercules Tire Canada. The Company operates on an international basis in the U.S., Canada, and China under the name Hercules Tire International. The international organization’s presence includes warehouse operations in Qingdao (China), Ontario (Canada), Ohio, and Florida with representative offices in Guangzhou (China), Ontario (Canada), and Florida.

Principles of Consolidation - The consolidated financial statements include the accounts of The Hercules Tire & Rubber Company and its wholly owned subsidiary, Hercules Tire Company of Canada, Inc. All material intercompany accounts and transactions have been eliminated in consolidation.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Use of Estimates - The preparation of financial statements in conformity with accounting principles generally accepted in the United States of America requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenue and expenses during the reporting period. Actual results could differ from those estimates.

Receivables - In the course of extending credit to its customers, the Company occasionally requires notes receivable or security interests in inventory and other property, mortgages, personal guarantees, and other collateral. The allowance for doubtful accounts is determined by considering a number of factors, including the length of time trade accounts receivable are past due, the Company’s previous loss history, and the customer’s current obligation to pay the Company. The Company writes off accounts receivable against the allowance when they become uncollectible, and payments subsequently received are credited to bad debt recoveries. The Company’s allowance for doubtful accounts was approximately $1,561,000 and $1,540,000 as of October 31, 2013 and 2012, respectively.

Revenue Recognition - Revenue from the sale of the Company’s products is recognized once the risk and rewards of ownership have transferred to the customers, which, in most cases, coincide with shipment of the products. For other cases involving export sales, the title transfers when the products are delivered to the port of embarkation or when they are received at the port of the country of destination. Late payment charges are assessed for invoices not paid by the due date. Such charges are recognized in income when collected. Cash discounts are treated as a reduction to sales and are provided for based on historical experience and current estimates.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Inventory - Inventory is stated at the lower of cost or market, with cost determined on the first-in, first-out (FIFO) method. Inventory includes product, duty, freight, and other direct costs.

Property and Equipment - Property and equipment are recorded at cost. Depreciation and amortization are provided over the estimated useful lives, ranging from 3 to 40 years, of the various classes of assets using the straight-line method. Costs of maintenance and repairs are charged to expense when incurred.

Goodwill - The recorded amounts of goodwill from prior business combinations are based on management’s best estimates of the fair values of assets acquired and liabilities assumed at the date of acquisition. Goodwill is not amortized, but rather is assessed at least on an annual basis for impairment.

Impairment of Long-lived Assets - When indicators of impairment are present, management evaluates the net carrying value of long-lived assets by considering estimated future cash flows from both use and disposal of the assets. No impairment charges were recognized in 2013 and 2012.

Intangible Assets - Indefinite-lived intangible assets, consisting of trademarks, are carried at historical cost and are not amortized. Indefinite-lived intangible assets are reviewed for impairment annually as of October 31, or more frequently if impairment indicators exist. The impairment analysis compares the estimated fair value of these assets to the related carrying value and an impairment charge is recorded for any excess of carrying value over estimated fair value. The estimated fair value is based upon projected cash flows discounted at rates commensurate with the risks involved.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Acquired intangible assets subject to amortization are stated at cost and are amortized using the straight-line method over the estimated useful lives of the assets. Intangible assets that are subject to amortization are reviewed for potential impairment whenever events or circumstances indicate that carrying amounts may not be recoverable.

Deferred Finance Charges - Deferred finance charges represent legal, consulting, and financial costs associated with debt financing (see Note 5) and are reported net of accumulated amortization, resulting in balances of approximately $480,000 and $1,318,000 at October 31, 2013 and 2012, respectively. Such charges are being amortized over the respective terms of the debt agreements. Amortization costs totaling approximately $833,000 and $775,000 for the years ended October 31, 2013 and 2012, respectively, related to deferred finance charges are included in general and administrative expenses.

Stock-based Compensation - The Company has adopted the fair value method of recording stock-based employee compensation as contained in accounting standards. As a result of adopting the fair value method, stock options and the incentive plan are expensed over the vesting period of the options/plan.

Income Taxes - A current tax liability or asset is recognized for the estimated taxes payable or refundable on tax returns for the year. Deferred tax liabilities or assets are recognized for the estimated future tax effects of temporary differences between financial reporting and tax accounting.

Foreign Currency Translation - Assets and liabilities of the Company’s Canadian wholesale distribution division, Hercules Tire Company of Canada, Inc., are translated into U.S. dollars at the rate of exchange in effect at the close of the period. Income and expenses are translated at an average rate of exchange for the period. The aggregate effect of translating the consolidated financial statements is included in other comprehensive income.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Other Comprehensive Income (Loss) - Accounting principles generally require that recognized revenue, expenses, gains, and losses be included in net income. Certain changes in assets and liabilities, however, such as foreign currency translation adjustments and unrealized gains and losses on certain derivative instruments, are reported as a direct adjustment to the equity section of the consolidated balance sheet. Such items, along with net income, are considered components of comprehensive income (loss).

Included in accumulated other comprehensive income (loss) at October 31, 2013 and 2012 was approximately ($380,000) and ($742,000), respectively, related to the foreign currency translation adjustment. There was no interest rate swap cash flow hedge at October 31, 2013 and there was approximately ($169,000) related to the interest rate swap cash flow hedge at October 31, 2012.

The cash flow hedge recorded in other comprehensive income (loss) was $171,372 and $169,125, respectively, net of tax expense of $100,647 and $99,331, respectively, during the years ended October 31, 2013 and 2012.

During fiscal year 2013, the Company adopted new guidance related to the presentation of comprehensive income in the financial statements. Among other changes, the new guidance eliminated the prior option to only present comprehensive income in the statement of equity. The Company has elected to report comprehensive income in a single statement of operations and comprehensive income. The change in presentation has been applied retrospectively and the October 31, 2012 financial statements have been restated to conform to the new presentation method. Other than the change in presentation of comprehensive income and related disclosures, the new guidance did not have a material effect on the financial statements.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 1 - Nature of Business and Significant Accounting Policies (Continued)

Shipping and Handling Costs - The Company records shipping and handling costs for the delivery of finished goods in operating expenses in the consolidated statement of operations and comprehensive income. Total shipping and handling costs for the years ended October 31, 2013 and 2012 were approximately $26,906,000 and $27,141,000, respectively.

Major Suppliers - During the year ended October 31, 2013, the Company’s three largest suppliers accounted for 22 percent, 21 percent, and 9 percent, respectively, of the Company’s tire purchases. During the year ended October 31, 2012, the Company’s three largest suppliers accounted for 25 percent, 19 percent, and 7 percent, respectively, of the Company’s tire purchases.

Subsequent Events - The consolidated financial statements and related disclosures include evaluation of events up through and including December 19, 2013, which is the date the consolidated financial statements were available to be issued.

Fair Value of Financial Instruments - The carrying amounts of the Company’s accounts receivable, accounts payable, line of credit, and bank note payable approximate their fair value due to either the short maturity of such instruments or the existence of variable interest rates that approximate prevailing market rates. The fair value of the interest rate swap generally reflects the estimated amount the Company would receive or pay to terminate the contract at the reporting date.

Reclassification - Certain 2012 amounts have been reclassified to conform to the 2013 presentation.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 2 - Property and Equipment

Property and equipment are summarized as follows:

	2013	2012
Land	$1,630,642	$1,630,642

Buildings and fixtures	15,640,587	14,385,537
Machinery and equipment	7,533,901	7,018,988
Tire molds	25,019,437	22,377,127
Computer equipment and software	4,982,509	4,635,445
Leasehold improvements	2,186,096	1,844,766
Construction in progress	95,530	604,257

Total cost	57,088,702	52,496,762

Accumulated depreciation	32,119,374	27,318,705

Net property and equipment	$24,969,328	$25,178,057

Depreciation expense was approximately $5,327,000 in 2013 and $4,845,000 in 2012.

At October 31, 2013 and 2012, the Company had net property and equipment of approximately $8,283,000 and $8,857,000, respectively, located in foreign jurisdictions.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 3 - Acquired Intangible Assets

Intangible assets are summarized as follows as of October 31, 2013 and 2012:

	2013		2012
	Gross Carrying Amount	Accumulated Amortization	Gross Carrying Amount	Accumulated Amortization

Amortized intangible assets - Customer relationships	$16,700,000	$16,075,992	$16,700,000	$15,600,996

Unamortized intangible assets - Trademarks	$5,700,000	$—	$5,700,000	$—

Amortization expense for customer relationships approximated $475,000 and $680,000 for the years ended October 31, 2013 and 2012, respectively.

The customer relationships asset is being amortized over a period of nine years and estimated amortization expense for the next three years ending October 31 is as follows:

2014	$318,000
2015	200,000
2016	106,008

Total	$624,008

The Company evaluates its trademarks for impairment at least annually. No impairment charges were recognized in 2013 and 2012.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 4 - Accounts Payable Settlement Arrangements

At October 31, 2013 and 2012, the Company had accounts payable settlement arrangements with a certain vendor and third-party intermediary of approximately $5,657,000 and $8,372,000, respectively. This arrangement provides that, at the vendor’s request, the third-party intermediary advances the amount of the scheduled payment to the vendor, less an appropriate discount, before the scheduled payment date and the Company makes their payment to the third-party intermediary on the date stipulated with interest at LIBOR plus 3 percent in accordance with the commercial terms negotiated with its vendor. The Company records interest related to these arrangements as interest expense in the consolidated statement of operations and comprehensive income.

Note 5 - Line of Credit

The Company has a revolving line of credit expiring in October 2015 that provides for total borrowing capacity of $142 million at October 31, 2013 and 2012. Aggregate outstanding borrowings are limited to a percentage of U.S. and Canadian trade accounts receivable and inventory. Outstanding Canadian and U.S. borrowings are limited to $25 million and $117 million, respectively in both 2013 and 2012. Borrowings accrue interest based on the prime rate, banker’s acceptance rate, or eurodollar rate, plus a rate spread, which is dependent on the Company’s leverage ratio as defined in the agreement. A commitment fee on the Company’s total unused borrowing capacity is paid quarterly. Unused availability, net of outstanding letters of credit, aggregated approximately $42,775,000 at October 31, 2013 and $46,355,000 at October 31, 2012.

Both the line of credit and the term loan described in Note 6 are collateralized by substantially all of the Company’s assets.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 6 - Long-term Debt

Long-term debt at October 31 is as follows:

	2013	2012

Bank term debt payable in quarterly installments of amounts ranging from $550,000 to $910,000 plus a payment of $1,430,000 due at maturity including interest based upon the prime rate or eurodollar rate plus rate spread, expires October 2015, collateralized by substantially all of the Company’s assets	$7,800,000	$11,440,000

Unsecured debt to former stockholders, various rates based on applicable adjusted federal long-term rates as published by the Internal Revenue Service at time of debt issuance and 5 percent at October 31, 2012.	—	238,284

Bonds payable for Findlay Distribution Center in monthly installments ranging between $108,000 and $112,000 including interest of 7.63 percent and 7.25 percent until maturity in October 2018 and collateralized by the facility and letter of credit reserves of $500,000 and $835,000	5,385,000	6,245,000

Total	13,185,000	17,923,284

Less current portion	4,570,000	4,738,284

Long-term portion	$8,615,000	$13,185,000

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 6 - Long-term Debt (Continued)

The balance of the above debt matures as follows:

2014	$4,570,000
2015	5,155,000
2016	1,070,000
2017	1,155,000
2018	1,235,000

Total	$13,185,000

Interest expense for the years ended October 31, 2013 and 2012 was approximately $6,700,000 and $6,597,000, respectively.

Under the agreements with the bank for both the term loan and line of credit described in Note 5, the Company is subject to various financial covenants, including fixed charge coverage, consolidated capital funds test, and minimum EBITDA test.

The Company follows current guidance relating to accounting for derivative instruments and hedging activities, which requires that all derivative instruments be reported on the consolidated balance sheet at fair value as either assets or liabilities and establishes criteria for designation and effectiveness of transactions entered into for hedging purposes.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 6 - Long-term Debt (Continued)

In June 2010, the Company entered into an interest rate swap that fixed the rate on a notional amount of $45,000,000. The Company determined that the derivative instruments meet the criteria for cash flow hedge accounting. During fiscal year 2013 the interest rate swap contract expired. The fair value of the swap was approximately $268,000 of liability on October 31, 2012. The net change in fair value during fiscal year 2012 was recorded, net of income taxes, in other comprehensive income. There was no impact on net income for the year ended October 31, 2012 because the swap was an effective cash flow hedge.

Note 7 - Income Taxes

The components of the income tax provision included in the consolidated statement of operations are all attributable to continuing operations and are detailed as follows:

	2013	2012

U.S. federal	$3,624,000	$2,017,000
Foreign	1,071,000	807,000
State and local	179,000	584,000
Deferred income tax (recovery) expense	(1,665,000)	623,000

Total income tax expense	$3,209,000	$4,031,000

During the years ended October 31, 2013 and 2012, the Company paid taxes of approximately $5,783,000 and $4,319,000, respectively.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 7 - Income Taxes (Continued)

The details of the net deferred tax liability are as follows:

	2013	2012

Deferred tax assets:
Tax operating loss carryforwards	$166,098	$166,116
Allowances on inventories and receivables	2,654,492	2,339,018
Foreign tax credit	—	39,854
Accrued liabilities and other	2,821,788	1,601,122

Gross deferred tax assets	5,642,378	4,146,110

Deferred tax liabilities:
Property and equipment	(3,481,393)	(3,677,015)
Intangible assets	(2,391,165)	(2,518,268)
Other	(476,820)	(322,827)

Gross deferred tax liabilities	(6,349,378)	(6,518,110)

Net deferred tax liability	$(707,000)	$(2,372,000)

The Company has approximately $5,537,000 of state net operating loss carryforwards available to reduce future income taxes, expiring in 2014 through 2027.

The Company is not currently under examination by the U.S. Internal Revenue Service or any state or local tax authorities. The Company’s federal income tax returns for the years prior to October 31, 2010 are no longer subject to examination. The Company had an Internal Revenue Service audit through October 31, 2008. The Company also files in various states within the U.S., most notably California and Florida. The state tax returns prior to October 31, 2008 are no longer subject to examination.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 7 - Income Taxes (Continued)

The Company was under audit with the Canada Revenue Agency (CRA) during fiscal year 2012 for the 2009 and 2010 tax years. The CRA has completed its audit and has assessed an insignificant amount of taxes owed. The Company is in the process of appealing. The additional taxes, if any, are deemed insignificant by management.

Note 8 - Capital Stock

Common stock consists of 1,500,000 authorized shares of no par value stock. As of October 31, 2013 and 2012, there were 1,034,172 shares issued and outstanding.

Note 9 - Stock-based Compensation

The Management Stock Option Plan permits the grant of share options to employees for up to 123,596 shares of common stock. Option awards are generally granted with an exercise price equal to the fair value of the Company’s stock at the date of grant; those option awards generally vest based on four years of continuous service and have 10-year contractual terms. Certain option and share awards provide for accelerated vesting if there is a change in control (as defined in the plan).

Total compensation cost that has been charged against income for those plans was approximately $150,000 and $155,000 for 2013 and 2012, respectively.

The fair value of each option award is estimated on the date of grant using a Black- Scholes option valuation model that uses the weighted average assumptions noted in the following table. Expected volatility is based on historical volatility of the NASDAQ transportation index. The risk-free rate for periods within the contractual life of the option is based on the U.S. Treasury yield curve in effect at the time of grant.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 9 Stock-based Compensation (Continued)

	2013	2012

Range of expected volatility	32%	34%
Range of expected dividends	0%	0%
Expected term (in years)	5	5
Risk-free rate	1.01%	0.88%

A summary of option activity under the plan for the year ended October 31, 2013 is presented below:

Options	Number of Shares	Weighted Average Exercise Price	Weighted Average Remaining Contractual Term (in years)

Outstanding at November 1, 2011	104,899	$61.69	5.4

Granted	4,500	93.96	9.0

Outstanding at November 1, 2012	109,399	63.02	4.6

Granted	19,000	75.67	9.3
Forfeited or expired	(6,750)	61.12	7.4

Outstanding at October 31, 2013	121,649	64.89	4.0

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 9 Stock-based Compensation (Continued)

As of October 31, 2013, there was approximately $487,000 of total unrecognized compensation cost related to nonvested share-based compensation arrangements granted under the plan. That cost is expected to be recognized over a weighted average period of 1.9 years. As of October 31, 2013 and 2012, there were no options exercised. As of October 31, 2013, there are 76,639 options fully vested.

The Company has an incentive plan that provides an incentive payment at the time of a change of control. The benefits vest over four years and were fully vested as of October 31, 2013. At October 31, 2013 and 2012, a liability of $3,200,000 and $1,300,000, respectively has been recorded based on the fair value of the incentive plan. Compensation expense of $1,900,000 and $1,300,000 has been recorded for 2013 and 2012, respectively, related to the incentive plan.

Note 10 - Related Party Transactions

Management Fees - For the years ended October 31, 2013 and 2012, the Company incurred expenses and management fees payable to an affiliate of one of the stockholders of $1,000,014 and $505,897, respectively.

Note 11 - Operating Leases

The Company leases certain buildings, equipment, and land for use in operations. Rental expense under all operating leases was approximately $13,030,000 and $12,376,000 for the years ended October 31, 2013 and 2012, respectively. Certain leases provide for renewals at the Company’s option at the end of the initial lease term.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 11 Operating Leases (Continued)

Future minimum annual commitments under these operating leases are as follows:

Years Ending October 31	Amount

2014	$9,313,854
2015	8,695,265
2016	6,356,289
2017	3,532,766
2018	2,172,756
Thereafter	1,898,221

Total	$31,969,151

Note 12 - Retirement Plans

The Company sponsors a 401(k) plan for substantially all employees. The plan provides for the Company to make a matching contribution. Contributions to the plan approximated $939,000 and $912,000 for the years ended October 31, 2013 and 2012, respectively.

Note 13 - Contingencies

The Company is a party to various lawsuits and claims arising in the normal course of business, including certain claims pertaining to product liability matters that name the Company as co-defendant along with the manufacturer. In most of these cases, the manufacturer has assumed defense of the claim on behalf of the named defendants. Management believes that the ultimate resolution of pending lawsuits and claims will not have a material adverse effect on the consolidated financial statements of the Company.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 14 - Fair Value Measurements

Accounting standards require certain assets and liabilities be reported at fair value in the consolidated financial statements and provide a framework for establishing that fair value. The framework for determining fair value is based on a hierarchy that prioritizes the valuation techniques and inputs used to measure fair value.

In general, fair values determined by Level 1 inputs use quoted prices in active markets for identical assets or liabilities that the Company has the ability to access.

Fair values determined by Level 2 inputs use other inputs that are observable, either directly or indirectly. These Level 2 inputs include quoted prices for similar assets and liabilities in active markets and other inputs such as interest rates and yield curves that are observable at commonly quoted intervals.

Level 3 inputs are unobservable inputs, including inputs that are available in situations where there is little, if any, market activity for the related asset. These Level 3 fair value measurements are based primarily on management’s own estimates using pricing models, discounted cash flow methodologies, or similar techniques taking into account the characteristics of the asset.

In instances whereby inputs used to measure fair value fall into different levels of the fair value hierarchy, fair value measurements in their entirety are categorized based on the lowest level input that is significant to the valuation. The Company’s assessment of the significance of particular inputs to these fair value measurements requires judgment and considers factors specific to each asset or liability.

The Company measures interest rate swaps at fair value on a recurring basis. The fair value of interest rate swaps is based primarily on Level 2 inputs as described above.

The Hercules Tire & Rubber Company and Subsidiaries

Notes to Consolidated Financial Statements

October 31, 2013 and 2012

Note 15 - Business Combination

On November 9, 2011, the Company purchased certain assets and assumed certain liabilities of a Canadian tire distributor located in Ville Sainte-Catherine in the Province of Quebec (the “Montreal location”). The primary reason for the acquisition was to expand the Company’s distribution operations by adding the Montreal location. The goodwill arising from the acquisition consists largely of the synergies and economies of scale expected from combining the operations of the Company and the Montreal location. The agreed-upon price was $3,545,614; however, subsequent to the asset purchase, final adjustments to the consideration resulted in a decrease to the purchase price of approximately $177,000. The transaction was financed through the Company’s line of credit.

The following table summarizes the acquisition date fair values of the assets acquired and liabilities assumed translated to U.S. dollars:

Accounts receivable	$1,847,405
Inventory	3,043,422
Prepaids	28,758
Property, plant, and equipment	357,499
Other assets	289,585
Accounts payable	(2,623,411)
Accrued liabilities	(168,844)

Total identifiable net assets	2,774,414
Goodwill	636,270

Total	$3,410,684

The difference between the goodwill amount in the schedule above and the goodwill reported on the consolidated balance sheet is due to foreign currency translation.

Additional Information

Independent Auditor’s Report on Additional Information

To the Board of Directors

The Hercules Tire & Rubber

Company and Subsidiaries

We have audited the consolidated financial statements of The Hercules Tire & Rubber Company and Subsidiaries as of and for the years ended October 31, 2013 and 2012. Our audits were conducted for the purpose of forming an opinion on the consolidated financial statements taken as a whole. The consolidated schedule of earnings before interest, taxes, depreciation, and amortization (EBITDA) is presented for the purpose of additional analysis and is not a required part of the consolidated financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the consolidated financial statements taken as a whole.

/s/ Plante & Moran, PLLC
December 19, 2013

The Hercules Tire & Rubber Company and Subsidiaries

Consolidated Schedule of EBITDA

	Year Ended October 31
	2013	2012

Net income	$5,584,580	$6,202,913
Interest expense	6,699,610	6,596,842
Income tax expense	3,209,000	4,031,000
Depreciation expense	5,327,346	4,845,363
Amortization - Intangible assets	474,996	680,004
Amortization - Debt issue costs	833,202	775,417
Management fees and expenses	1,000,014	505,897
Noncash compensation expense	2,050,204	1,455,315
Loss on sale of fixed assets	204,421	57,927
Foreign exchange loss	2,075,289	377,180

Earnings before interest, taxes, depreciation, and amortization (EBITDA)	$27,458,662	$25,527,858